UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2017 (June 6, 2017)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973-496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Letter
As previously disclosed by Avis Budget Group, Inc. (the “Company”), Martyn Smith will assume the position of Chief Financial Officer, on an interim basis, effective June 9, 2017.  In connection with Mr. Smith’s appointment, the Company entered into a letter agreement with Mr. Smith dated June 6, 2017 (the “Employment Letter”), which provides for an annual base salary of $575,000 and a target annual incentive of 80% of base salary, subject to attainment of applicable performance goals.  The Employment Letter also provides certain tax and short-term relocation benefits, generally in accordance with the Company’s standard policies.

Separation Agreement

As previously disclosed, the Company announced that David B. Wyshner, President and Chief Financial Officer, will resign from the Company, effective June 9, 2017. In connection with Mr. Wyshner’s departure from the Company, the Company entered into a Separation Agreement with Mr. Wyshner dated June 7, 2017 (the “Separation Agreement”).

Consistent with the terms of Mr. Wyshner’s Employment Agreement with the Company dated March 28, 2016, the Separation Agreement provides, with respect to stock-based awards scheduled to vest by the two-year anniversary of the separation date, for immediate vesting of time-vesting awards and continued eligibility for vesting of performance-vesting awards. The Separation Agreement also provides for cash severance in the amount of $4,850,000 and continuation of certain specified perquisites for two years. The Company’s obligation to provide the above payments and benefits is contingent on Mr. Wyshner’s execution and non-revocation of a release of claims pursuant to the terms of the Separation Agreement. The Separation Agreement also imposes certain obligations on Mr. Wyshner, including cooperation obligations, and provides that Mr. Wyshner will remain subject to the restrictive covenants under his Employment Agreement.

The Employment Letter and the Separation Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of each of the Employment Letter and the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter and the Separation Agreement, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated June 6, 2017, between Martyn Smith and Avis Budget Group, Inc.
10.2	Separation Agreement, dated June 7, 2017, between David B. Wyshner and Avis Budget Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: June 8, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter, dated June 6, 2017, between Martyn Smith and Avis Budget Group, Inc.
10.2	Separation Agreement, dated June 7, 2017, between David B. Wyshner and Avis Budget Group, Inc.